UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2012

LAKELAND BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

Lakeland Bancorp, Inc. (the “Company”) has completed the redemption of $25.774 million principal amount of its Junior Subordinated Debt Securities due January 7, 2034 (the “Debt Securities”).  The Debt Securities were issued to Lakeland Bancorp Capital Trust III (the “Trust”) in December 2003.  At the time of redemption, the Debt Securities had a coupon rate of 7.535%.  As previously announced, the Company used the net proceeds of its two recent public offerings to redeem the Debt Securities.  The capital and common securities issued by the Trust in December 2003 were also redeemed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Timothy J. Matteson
	Name:	Timothy J. Matteson
	Title:	Executive Vice President, General
Counsel and Corporate Secretary

Dated:  October 9, 2012